EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178136 on Form S-8, Registration Statement No. 333-122742 on Form S-3, and Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of RGC Resources, Inc. of our report dated November 11, 2011 appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2011.

/s/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

100 Arbor Drive, Suite 108

Christiansburg, Virginia

December 20, 2011